     As filed with the Securities and Exchange Commission on March 18, 2002

                                                      Registration No. 333-54076

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MEDICHEM LIFE SCIENCES, INC.
               (Exact name of issuer as specified in its charter)

      Delaware                                                  36-3518660
   (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

     2501 Davey Road
   Woodridge, Illinois                                        60517
   (Address of Principal Executive Offices)                 (Zip Code)


             MEDICHEM LIFE SCIENCES 1998 INCENTIVE COMPENSATION PLAN
                MEDICHEM LIFE SCIENCES 2000 STOCK INCENTIVE PLAN
                            (Full title of the Plans)


                            MICHAEL T. FLAVIN, Ph.D.
                             Chief Executive Officer
                          MediChem Life Sciences, Inc.
                                 2501 Davey Road
                            Woodridge, Illinois 60517
                                 (630) 783-4600

  (Name, address, telephone number, including area code, of agent for service)

                          DEREGISTRATION OF SECURITIES

                  Pursuant to Registration Statement on Form S-8 (registration No. 333-54078) (the "Registration Statement"), MediChem Life Sciences, Inc., a Delaware corporation ("MediChem"), registered 4,500,000 shares of common stock of MediChem, par value $.01 per share, to be offered under the MediChem Life Sciences 1998 Incentive Compensation Plan and MediChem Life Sciences 2000 Stock Incentive Plan.

                  On January 7, 2002, deCODE genetics, Inc., a Delaware corporation ("deCODE"), MediChem and Saga Acquisition Corp., a wholly-owned subsidiary of deCODE ("Merger Sub"), entered into an Agreement and Plan of Merger providing for a merger pursuant to which Merger Sub would merge with and into MediChem, with MediChem surviving as a wholly-owned subsidiary of deCODE (the "Merger"). On March 18, 2002, the Merger became effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"). As a result of the Merger, MediChem terminated at the Effective Time all offerings of common stock of MediChem under its existing registration statements, including the Registration Statement.

                  In accordance with an undertaking made by MediChem in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, MediChem hereby removes from registration all shares of common stock of MediChem registered under the Registration Statement which remained unsold as of the Effective Time.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of DuPage, State of Illinois, on the 18th day of March, 2002.

                                     MEDICHEM LIFE SCIENCES, INC.


                                     By:      /s/ Michael T. Flavin
                                        ----------------------------------------
                                        Name:   Michael T. Flavin, Ph.D.
                                        Title:  President and Chief Executive
                                                Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 18, 2002 by the following persons in the capacities indicated.

         SIGNATURE                                                   TITLE

            *                                           President and Chief Executive Officer
----------------------------
 Michael T. Flavin, Ph.D.


            *                                           Chief Financial Officer (Principal Financial Officer)
----------------------------
 R. Richard Wieland II

            *                                           Controller (Principal Accounting Officer)
----------------------------
 Michael J. Cogan





*By:     /s/ Michael T. Flavin
         ------------------------
         Michael T. Flavin. Ph.D.
         as Attorney-in-Fact

         Michael T. Flavin, Ph.D. was appointed the lawful attorney-in-fact with power and authority to execute this registration statement on behalf of the officers and directors named above pursuant to the power of attorney incorporated into the signature pages at the time of the initial filing of this registration statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 18, 2002 by the following person in the capacity indicated.

                     SIGNATURE                                     TITLE

               /s/ Kari Stefannson                     Director
               -----------------------
               Kari Stefannson, M.D.